Exhibit 99.5

CONSENT OF GLENN R. CLARK

I hereby consent to the reliance in this Amendment No. 2 to the Registration Statement on Form F-4 of Gammon Gold Inc. on my report entitled “EI Cubo Gold Silver Mine, Guanajuato, Mexico” dated October 15, 2009.

Dated: January 13, 2011

Glenn R. Clark, P. Eng.
President,
Glenn R. Clark & Associates Limited